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                                                                  Exhibit 23.1



Consent of Independent Public Accountants


To the Board of Directors and Shareholders of Coltec Industries Inc:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Coltec Industries Inc.'s previously filed Registration Statement File No.'s 33-46934, 33-54641, 333-27595 and 333-52975 and into The B.F. Goodrich Company's previously filed Registration Statement File No. 333-74067.



/s/ Arthur Andersen LLP
Charlotte, North Carolina,
March 22, 1999